As filed with the Securities and Exchange Commission on September 18, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 A-POWER ENERGY GENERATION SYSTEMS, LTD.
(Exact name of registrant as specified in its charter)

British Virgin Islands	8711	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

No. 44 Jingxing North Street
Tiexi District
Shenyang, Liaoning, China 110021
011-(86)-10-24-8561-7788
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System
111 Eighth Avenue
New York, NY 10011
(212) 894-8539
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:
Omer Ozden, Esq.
Baker & McKenzie LLP
1114 Avenue of the Americas
New York, NY 10036

Approximate date of commencement of proposed sale to the public:  From time to time after effectiveness of this registration statement (except as otherwise described herein).

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, par value $0.0001 per share(1)(2)	6,844,041	$9.83	$67,276,924	$3755
(1)
All of the registrant’s common shares, par value $0.0001 per share, offered hereby are being offered for the account of selling stockholders named in this prospectus.  Pursuant to Rule 416 under the Securities Act of 1933, this registration statement will cover such indeterminate number of the registrant’s common shares that may be issued with respect to share splits, share dividends and similar transactions.

(2)	Represents 130% of the common shares issuable upon conversion of convertible notes and exercise of warrants issued to investors in a private placement.
(3)
Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) under the Securities Act, computed based upon the average of the high and low selling prices per share of the registrant’s common shares on September 14, 2009 on the Nasdaq Global Select Market.

____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 2009

PRELIMINARY PROSPECTUS

6,844,041

Common Shares

A-Power Energy Generation Systems, Ltd.

This prospectus relates to the registration of 6,844,041 of our common shares which are issuable upon conversion of our outstanding convertible notes or exercise of our warrants issued on June 19, 2009.  None of the convertible notes or warrants have been converted or exercised for our common shares as of the date hereof.  The common shares are being registered pursuant to the requirements of a registration rights agreement dated June 18, 2009 among us and the holders of the convertible notes and warrants, to permit such holders, upon conversion of the convertible notes or exercise of the warrants, to sell the common shares from time to time in the public market.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares hereunder.

The common shares covered by this prospectus may be offered or sold from time to time directly to purchasers or through agents, underwriters, brokers or dealers at prevailing market or privately negotiated prices and on other terms to be determined at the time of sale. See “Plan of Distribution.”

Our common shares are listed on the Nasdaq Global Select Market under the trading symbol “APWR.” On September 17, 2009, the last reported sale price of our common shares was $10.83 per share.

Investing in our common shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in Item 3.D of our Annual Report on Form 20-F for the fiscal year ended December 31, 2008 and any risk factors set forth in our other filings with the Securities and Exchange Commission, or SEC, pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                                   , 2009.

TABLE OF CONTENTS

RISK FACTORS	2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3

USE OF PROCEEDS	5

PRICE HISTORY OF OUR COMMON SHARES	5

PRIVATE PLACEMENT OF CONVERTIBLE NOTES AND WARRANTS	5

SELLING SHAREHOLDERS	6

PLAN OF DISTRIBUTION	9

ENFORCEMENT OF CIVIL LIABILITIES	11

EXPENSES RELATED TO THIS OFFERING	11

LEGAL MATTERS	12

EXPERTS	12

WHERE YOU CAN FIND ADDITIONAL INFORMATION	12

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	12

RISK FACTORS

Investing in our common shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in Item 3.D of our Annual Report on Form 20-F for the fiscal year ended December 31, 2008 and any risk factors set forth in our other filings with the Securities and Exchange Commission, or SEC, pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, also may affect our business, financial condition and/or future operating results.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the reports and other information that we file with the SEC and incorporate by reference in this prospectus, contain forward-looking statements.  All statements in this prospectus and the documents incorporated by reference in this prospectus, other than statements of historical facts, are forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Securities Litigation Reform Act of 1995.  These statements relate to, among other matters:

•	our future business development, results of operations and financial condition;

•	our projected revenues, profits, earnings and other estimated financial information; and

•	our anticipated growth strategies, including our expansion in the international distributed power generation and micro power grid market and the wind energy business.

You can generally identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “is expected to,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions or negatives of such expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.  Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we make inevitably will not materialize, and unanticipated events may occur which will affect our results.  In addition, a number of known and unknown risks, uncertainties and other factors could affect the accuracy of these statements.  Among the important factors to consider in evaluating our forward-looking statements are:

•	our limited operating history and recent entrance into new markets, especially our limited experience in the wind energy market,

•	a decrease in economic growth or an economic downturn in the People's Republic of China, or PRC, which could adversely affect our growth and profitability;

•	difficulty in sourcing components and expanding to markets outside of the PRC;

•	difficulty in establishing adequate management, legal and financial controls in the PRC, which could result in misconduct and difficulty in complying with applicable laws and requirements;

•	a change in the PRC’s policies toward or nationalization of private enterprises;

•	adverse regulatory changes in the PRC on companies that develop power grids, power generation systems and wind energy;

•	ability to attract and retain key executives and affordable engineering talent;

•	difficulty in managing rapid growth;

•	difficulty in managing our relationships with licensing partners;

•	expansion into wind turbine production;

•	ability to attract new customers;

•	a decrease in the growth of demand for electricity;

•	intensity of competition from or introduction of new and superior products by other providers of distributed power generation, wind energy and other energy generation technology; and

•	geopolitical events and regulatory changes.

A further list and description of these risks, uncertainties and other matters can be found in our most recent Annual Report on Form 20-F incorporated by reference herein.  We do not guarantee that the transactions and events described in this prospectus or in any prospectus supplement will happen as described or that they will happen at all.  You should read thoroughly this prospectus and the documents incorporated by reference herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements contained herein speak only as of the date of this report. You should not rely upon forward-looking statements as predictions of future events. Except as may be required by applicable law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from any sale of common shares by the selling stockholders. We may receive proceeds upon the exercise of the warrants if any warrant holder pays the exercise price in cash rather than exercising on a cashless basis.

PRICE HISTORY OF OUR COMMON SHARES

Our common shares are listed on the Nasdaq Global Select Market.  The following table provides the high and low trading prices for our common shares on the Nasdaq Global Select Market for the period since the fiscal year end of June 30, 2009. Our common shares are listed on the Nasdaq Global Select Market under the trading symbol “APWR.” On September 17, 2009, the last reported sale price of our common shares was $10.83 per share.

	Trading Price
	High	Low
	US$	US$
Monthly Highs and Lows
July 2009	11.65	6.56
August 2009	11.38	8.05

PRIVATE PLACEMENT OF CONVERTIBLE NOTES AND WARRANTS

We are registering the common shares issuable upon conversion of our convertible notes and upon exercise of our warrants issued in a private placement to certain accredited investors.  On June 19, 2009, we issued an aggregate principal amount of $40,000,000 senior convertible notes and warrants to purchase an additional aggregate amount of 1,504,184 common shares pursuant to the securities purchase agreement dated as of June 18, 2009.

The convertible notes bear initial interest at 3% per annum, which will be increased each year, as specified in the convertible notes, up to a maximum of 12% per annum, payable quarterly in our common shares, subject to certain equity conditions as specified in the convertible notes, or, at our election, in cash.  We have advised the note holders that we anticipate paying interest in cash.  The convertible notes have a five year term and are convertible into common shares at any time.  The initial conversion price of the convertible notes is $10.637 per share.   The conversion price of the convertible notes is subject to full ratchet anti-dilution protection until June 19, 2011 and thereafter will be subject to weighted average anti-dilution protection.  In addition, the conversion price of the convertible notes are subject to further adjustment, assuming the 20-day volume weighted average price of our common shares for the period commencing on the thirtieth calendar day after the earlier of (x) the date the registration statement of which this prospectus is a part is declared effective by the SEC and (y) December 19, 2009 is less than the conversion price then in effect, to the greater of such 20-day volume weighted average price and $4.835 (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction).

Commencing December 19, 2011, provided that certain equity conditions are satisfied, including, without limitation, that the market price of our common shares is at least 200% of the then applicable conversion price and the average daily dollar trading volume of the common shares exceeds $1 million, in each case, for 20 consecutive trading days prior to the redemption, we may redeem the principal amount of the convertible notes at a price equal to the principal amount then outstanding plus any accrued and unpaid interest and any applicable make-whole amount as described in the convertible notes.

The warrants grant the holders the right to acquire common shares at $10.637 per share, subject to full ratchet anti-dilution protection until June 19, 2011 and thereafter subject to weighted average antidilution protection.  The warrants may be exercised to purchase common shares at any time and have a term of five years.

In connection with this transaction, we and the buyers entered into a registration rights agreement pursuant to which we are filing the registration statement of which this prospectus is a part.

SELLING SHAREHOLDERS

The common shares being offered by the selling shareholders are those issuable to the selling shareholders upon conversion of the convertible notes and upon exercise of the warrants. For additional information regarding the issuance of the convertible notes and warrants, see “Private Placement of Convertible Notes and Warrants” above.  We are registering the common shares in order to permit the selling shareholders to offer the shares for resale from time to time.  Except for the ownership of the common shares, the convertible notes and the warrants issued pursuant to the securities purchase agreement, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the common shares by each of the selling shareholders.  The second column lists the number of common shares beneficially owned by each selling shareholder, including shares issuable upon conversion of the convertible notes and exercise of the warrants, as of September 17, 2009.

The third column lists the common shares being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of 130% of the sum of (i) the maximum number of common shares issuable upon conversion of the convertible notes as of the business day immediately preceding the date the registration statement is initially filed with the SEC and (ii) the maximum number of common shares issuable upon exercise of the related warrants as of the business day immediately preceding the date the registration statement is initially filed with the SEC.  Because the conversion price of the convertible notes and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.  The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

The beneficial ownership of our common shares set forth in the table below is determined in accordance with the rules of the SEC.  The percentage of beneficial ownership is based on 33,706,938 common shares outstanding as of June 30, 2009. Under the terms of the convertible notes and the warrants, a selling shareholder may not convert the convertible notes or exercise the warrants to the extent such conversion or exercise would cause such selling shareholder, together with its affiliates, to beneficially own a number of common shares which would exceed 4.99% of our then issued and outstanding common shares following such conversion or exercise, excluding for purposes of such determination common shares issuable upon conversion of the convertible notes which have not been converted and upon exercise of the warrants which have not been exercised.  The number of shares and percentages in the table below do not reflect this limitation.  The selling shareholders may sell all, some or none of their shares acquired upon conversion of the convertible notes or exercise of the warrants in this offering.  See "Plan of Distribution."

	Common Shares Owned Prior to Offering			Maximum Number of Common Shares to be Sold Pursuant to this Prospectus (1)	Common Shares Owned After Offering
Name of Selling Shareholder	Number		Percent		Number	Percent
Hudson Bay Fund LP (2)	360,248	(3)	1.06%	461,972	4,885	*
Hudson Bay Overseas Fund Ltd. (4)	1,641,138	(5)	4.65%	2,104,542	22,260	*
Capital Ventures International (6)	658,081	(7)	1.91%	855,506	0	0
RCG PB, Ltd (8)	921,313	(9)	2.66%	1,197,707	0	0
Ramius Enterprise Master Fund Ltd (10)	394,849	(11)	1.16%	513,304	0	0
Iroquois Master Fund Ltd. (12)	1,316,161	(13)	3.76%	1,711,010	0	0
Total	5,291,790		15.2%	6,844,041	27,145	*
 *           Less than 1%.

(1)           This number is calculated as 130% of the sum of the number of shares issuable upon conversion of the convertible notes and the number of shares issuable upon exercise of the warrants.

(2)           Sander Gerber shares voting and investment power over these securities. Sander Gerber disclaims beneficial ownership over the securities held by Hudson Bay Fund LP. The selling shareholder acquired the securities offered for its own account in the ordinary course of business, and, at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.  The address for Hudson Bay Fund LP is 120 Broadway, 40th Floor, New York, New York 10271.

(3)           This number of common shares includes 253,831 shares issuable upon conversion of the convertible notes and 101,532 shares issuable upon exercise of the warrants, without regard to any limitations on conversions of the convertible notes and exercises of the warrants.

(4)           Sander Gerber shares voting and investment power over these securities. Sander Gerber disclaims beneficial ownership over the securities held by Hudson Bay Overseas Fund LTD. The selling shareholder acquired the securities offered for its own account in the ordinary course of business, and, at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.  The address for Hudson Bay Overseas Fund Ltd. is 120 Broadway, 40th Floor, New York, New York 10271.

(5)           This number of common shares includes 1,156,342 shares issuable upon conversion of the convertible notes and 462,536 shares issuable upon exercise of the warrants, without regard to any limitations on conversions of the convertible notes and exercises of the warrants.

(6)           Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.  The address for Capital Ventures International is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA  94111.

(7)           This number of common shares consists of 470,058 shares issuable upon conversion of the convertible notes and 188,023 shares issuable upon exercise of the warrants, without regard to any limitations on conversions of the convertible notes and exercises of the warrants.

(8)           Ramius Advisors, LLC (“Ramius Advisors”) is the investment adviser of RCG PB, Ltd (“RCG PB”) and consequently has voting control and investment discretion over securities held by RCG PB.  Ramius Advisors disclaims beneficial ownership of these securities.  Ramius LLC ("Ramius") is the sole managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors.  Ramius disclaims beneficial ownership of these securities.  C4S & Co., L.L.C. (“C4S”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius.  C4S disclaims beneficial ownership of these securities.  Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any securities deemed to be beneficially owned by C4S.  Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.  The address for RCG PB, Ltd. is c/o Ramius LLC, 599 Lexington Avenue, 20th Floor, New York, NY 10022.

(9)           This number of common shares consists of 658,081 shares issuable upon conversion of the convertible notes and 263,232 shares issuable upon exercise of the warrants, without regard to any limitations on conversions of the convertible notes and exercises of the warrants.

(10)           Ramius Advisors, LLC (“Ramius Advisors”) is the investment adviser of Ramius Enterprise Master Fund Ltd (“Enterprise”) and consequently has voting control and investment discretion over securities held by Enterprise.  Ramius Advisors disclaims beneficial ownership of these securities.  Ramius is the sole managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors.  Ramius disclaims beneficial ownership of these securities.  C4S & Co., L.L.C. (“C4S”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius.  C4S disclaims beneficial ownership of these securities.  Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any securities deemed to be beneficially owned by C4S.  Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.  The address for Ramius Enterprise Master Fund Ltd is c/o Ramius LLC, 599 Lexington Avenue, 20th Floor, New York, NY 10022.

(11)           This number of common shares consists of 282,035 shares issuable upon conversion of the convertible notes and 112,814 shares issuable upon exercise of the warrants, without regard to any limitations on conversions of the convertible notes and exercises of the warrants.

(12)           Joshua Silverman has voting and investment control over the shares held by Iroquois Master Fund Ltd.  Mr. Silverman disclaims beneficial ownership of these shares.  The address for Iroquois Master Fund Ltd. is c/o Iroquois Capital, 641 Lexington Avenue, 26th Floor, New York, NY 10022.

(13)           This number of common shares consists of 940,115 shares issuable upon conversion of the convertible notes and 376,046 shares issuable upon exercise of the warrants, without regard to any limitations on conversions of the convertible notes and exercises of the warrants.

PLAN OF DISTRIBUTION

We are registering the common shares issuable upon conversion of the convertible notes and upon exercise of the warrants to permit the resale of these common shares by the holders of the common shares from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of the common shares.  We may receive proceeds upon the exercise of the warrants if any warrant holder pays the exercise price in cash rather than exercising on a cashless basis. We will bear all fees and expenses incident to our obligation to register the common shares.

The selling shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the common shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions.  The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions, effected

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	as ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	as block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	as purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	as an exchange distribution in accordance with the rules of the applicable exchange;

•	as privately negotiated transactions;

•	as short sales;

•	as sales pursuant to Rule 144;

•	where broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	as a combination of any such methods of sale; and

•	by any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the common shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume.  The selling shareholders may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling shareholders may also lend or pledge common shares to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the convertible notes, warrants or common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares.  All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the common shares pursuant to the registration rights agreement, estimated to be $62,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any, payable with respect to sales of such selling shareholder’s common shares.  We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution.  We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in the British Virgin Islands . These disadvantages include that the British Virgin Islands has a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States. Our constituent documents do not contain provisions requiring that disputes be submitted to arbitration, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders.

All of our current operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder, our counsel as to British Virgin Islands law has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would:

•
recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

It is uncertain as to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities law would be determined by the British Virgin Islands courts as penal or punitive in nature. Such a determination has yet to be made by any British Virgin Islands court.

Maples and Calder  has further advised us that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, the courts of the British Virgin Islands will recognize a foreign judgment as the basis for a claim at common law in the British Virgin Islands provided: (i) the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process; (ii) the judgment given by the U.S. court was not in respect to penalties, taxes, fines or similar fiscal or revenue obligations of the company; (iii) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court; (iv) recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and (v) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

EXPENSES RELATED TO THIS OFFERING

The following is a statement of expenses in connection with the registration of the common shares pursuant to the registration rights agreement.  With the exception of the SEC registration fee and the Financial Industry Regulatory Authority, filing fee all amounts are estimates.  The estimates do not include expenses related to offerings of common shares by the selling shareholders. Each prospectus supplement describing an offering of common shares will reflect the estimated expenses related to the offering of common shares under that prospectus supplement.

SEC Registration Fee	$3,755
Financial Industry Regulatory Authority Filing Fee	7,228
Printing Expenses	10,000
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	15,000
Miscellaneous	1,017
Total	$62,000

LEGAL MATTERS

Certain legal matters with respect to British Virgin Islands law, including the validity of the common shares, will be passed upon for us by Maples and Calder.

EXPERTS
The consolidated financial statements of A-Power Energy Generation Systems, Ltd. appearing in A-Power Energy Generation Systems, Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2008, and the effectiveness of A-Power Energy Generation Systems, Ltd.’s internal control over financial reporting as of December 31, 2008, have been audited by MSCM LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that A-Power Energy Generation Systems, Ltd. did not maintain effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weaknesses described therein, included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is a part of a registration statement on Form F-3 filed with the SEC under the Securities Act and does not contain all of the information in the registration statement.  The full registration statement may be obtained from the SEC, as indicated below.

We also file and furnish annual and other reports and other information with the SEC.  You may read and copy all or any portion of the registration statement and any other document we file with or furnish to the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549.  You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.  The address of that site is http://www.sec.gov. You can find additional information about us at our website, http://www.apowerenergy.com. The information contained on, or linked from, our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents.  Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date.  The information incorporated by reference is considered to be part of this prospectus and should be read with the same care.  We incorporate by reference the documents listed below:

•
the description of our common shares contained under the heading “Description of Securities” in our registration statement on Form S-4, as amended (Registration No. 333-142894), and incorporated by reference into our registration statement on Form 8-A filed November 9, 2007;

•	our annual report on Form 20-F for the year ended December 31, 2008, filed with the SEC on June 30, 2009;

•	our Form 6-K filed with the SEC on June 16, 2009;

•	our Form 6-K filed with the SEC on August 25, 2009;

•	our Form 6-K filed with the SEC on August 27, 2009;

•	our Form 6-K filed with the SEC on September 16, 2009; and

•	our Form 6-K filed with the SEC on September 18, 2009.

We also incorporate by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated or completed.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies or is contrary to that previous statement.  Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

Each person to whom a copy of this prospectus is delivered may request a copy of any of the documents incorporated by reference in this prospectus at no cost.  We will not include exhibits to the documents that you request unless the exhibits are specifically incorporated by reference into those documents.  You may make your request for any of the documents incorporated by reference in this prospectus by written or oral request to us at the following address or telephone number:

Attention:  John S. Lin, Chief Operating Officer
No. 44 Jingxing North Street
Tiexi District
Shenyang, Liaoning, China 110021
Telephone: 011-(86)-10-24-8561-7788

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

British Virgin Islands law.  British Virgin Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors, provided they acted honestly and in good faith and in what they believed to be in the best interests of the Company.

Memorandum and Articles of Association.  Our articles of association provide that the Company may, subject to the provisions of the BVI Business Companies Act, 2004, indemnify any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of our company; or (b) is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings.

SEC Position.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits.

Exhibit Number	Description of Document
4.1
Form of Securities Purchase Agreement (incorporated by reference to Exhibit 99.2 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)

4.2	Form of Senior Convertible Note (incorporated by reference to Exhibit 99.3 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)
4.3	Form of Warrant (incorporated by reference to Exhibit 99.4 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)
4.4	Form of Put Agreement (incorporated by reference to Exhibit 99.5 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)
4.5	Form of Pledge Agreement (incorporated by reference to Exhibit 99.6 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)
4.6	Form of Letter Agreement (incorporated by reference to Exhibit 99.7 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)
4.7
Form of Registration Rights Agreement (incorporated by reference to Exhibit 99.8 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)

4.8	Form of the Voting Agreement (incorporated by reference to Exhibit 99.9 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)
5.1*	Opinion of Maples and Calder
23.1*	Consent of MSCM LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Maples and Calder (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)

* Filed with this Registration Statement on Form F-3

Item 10.                      Undertakings.

The undersigned registrant hereby undertakes:

(a) (1)                      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and other information required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post effective amendment need not be filed to include financial instruments and information required by Section 10(a)(3) of the Securities Act if such financials statements and financial information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenyang, People’s Republic of China, on September 18, 2009.

A-POWER ENERGY GENERATION SYSTEMS, LTD.

By:	/s/ Jinxiang Lu
Name:	Jinxiang Lu
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Jinxiang Lu and John S. Lin as his or her attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 to be filed with the Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jinxiang Lu	Chairman of the Board and Chief Executive Officer	September 18, 2009
Jinxiang Lu

/s/ John S. Lin	Director and Chief Operating Officer	September 18, 2009
John S. Lin

/s/ Remo Richli	Independent Director	September 18, 2009
Remo Richli

/s/ Robert B. Leckie	Independent Director	September 18, 2009
Robert B. Leckie

/s/ Dilip Limaye	Independent Director	September 18, 2009
Dilip Limaye

/s/ Zhenyu Fan	Independent Director	September 18, 2009
Zhenyu Fan

/s/ Jianmin Wu	Independent Director	September 18, 2009
Jianmin Wu

/s/ Kin Kwong (Peter) Mak	Chief Financial Officer	September 18, 2009
Kin Kwong (Peter) Mak

/s/ Bin Jiang	Chief Accounting Officer	September 18, 2009
Bin Jiang

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement or amendment thereto in Newark, Delaware, on September 18, 2009.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1
Form of Securities Purchase Agreement (incorporated by reference to Exhibit 99.2 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)

4.2	Form of Senior Convertible Note (incorporated by reference to Exhibit 99.3 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)
4.3	Form of Warrant (incorporated by reference to Exhibit 99.4 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)
4.4	Form of Put Agreement (incorporated by reference to Exhibit 99.5 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)
4.5	Form of the Pledge Agreement (incorporated by reference to Exhibit 99.6 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)
4.6	Form of Letter Agreement (incorporated by reference to Exhibit 99.7 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)
4.7
Form of Registration Rights Agreement (incorporated by reference to Exhibit 99.8 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)

4.8	Form of Voting Agreement (incorporated by reference to Exhibit 99.9 from our current report on Form 6-K (file no. 001-33820) filed with the Securities and Exchange Commission on June 19, 2009)
5.1*	Opinion of Maples and Calder
23.1*	Consent of MSCM LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Maples and Calder (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)

* Filed with this Registration Statement on Form F-3